Exhibit 10.20

Execution Copy

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Consent”) is entered into as of August 31, 2005, among CELLSTAR CORPORATION, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries signatory hereto (together with Parent, each an individual “Borrower”; and collectively, the “Borrowers”), the Lenders (as defined below) signatory hereto, and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), a California corporation, in its capacity as administrative agent (“Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the financial institutions signatory thereto (the “Lenders”) and the Agent have entered into that certain Loan and Security Agreement dated as of September 28, 2001, as amended by that certain First Amendment to Loan Agreement dated as of October 12, 2001, as further amended by that certain Second Amendment to Loan Agreement dated as of February 11, 2002, as further amended by that certain Third Amendment and Waiver to Loan Agreement dated as of May 9, 2002, as further amended by that certain Fourth Amendment to Loan Agreement effective as of May 9, 2002, as further amended by that certain Fifth Amendment to Loan Agreement dated as of November 13, 2002, as further amended by that certain Sixth Amendment to Loan Agreement dated as of February 6, 2003, as further amended by that certain Seventh Amendment to Loan Agreement dated as of February 28, 2003, as further amended by that certain Eighth Amendment and Waiver to Loan and Security Agreement dated as of May 31, 2003, as further amended by that certain Consent and Waiver and Ninth Amendment to Loan and Security Agreement dated as of February 24, 2004, as further amended by that certain Tenth Amendment to Loan Agreement dated as of March 31, 2004, as further amended by that certain Eleventh Amendment and Waiver to Loan Agreement dated as of August 31, 2004, as further amended by that certain Twelfth Amendment and Waiver to Loan Agreement dated as of February 10, 2005, and as further amended by that certain Thirteenth Amendment and Waiver to Loan Agreement dated as of May 13, 2005 (as the same may be further modified, amended, restated or supplemented from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrowers from time to time; and

WHEREAS, CellStar International Corporation/Asia, a Delaware corporation and wholly-owned Subsidiary of the Parent (“CellStar International”), has entered into that certain Amended and Restated Stock Purchase Agreement (“CellStar Asia Stock Purchase Agreement”) to sell 100% of the Stock of CellStar (Asia) Corporation Limited (“CellStar Asia”) (the “CellStar Asia Stock Sale”); and

WHEREAS, CellStar International and certain other Affiliates have entered into that certain Stock Purchase Agreement (the “CellStar Taiwan Stock Purchase Agreement”; together with the CellStar Asia Stock Purchase Agreement, collectively, the “Stock Purchase Agreements”) to sell 100% of the Stock of CellStar Telecommunication Taiwan Co., Ltd. (“CellStar Taiwan”) (the “CellStar Taiwan Stock Sale”; together with the CellStar Asia Stock Sale, collectively, the “Stock Sales”)

WHEREAS, neither Stock Sale is a Permitted Disposition, and Borrower has requested that Agent and the Lenders consent to each Stock Sale and release their Liens on the Stock of CellStar Asia and CellStar Taiwan in connection with such Stock Sales; and

WHEREAS, Agent and the Lenders have agreed to (a) consent to the Stock Sales and (b) release their Liens on the Stock of CellStar Asia and CellStar Taiwan, all on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

1.    Consent to Stock Sales; Release of Liens.

(a)    Agent and the Lenders hereby consent to each Stock Sale and waive the restrictions contained in Sections 7.3 (Restrictions on Fundamental Changes), 7.4 (Disposal of Assets), and 7.9 (Change of Control) of the Loan Agreement to the extent necessary to consummate each such Stock Sale, so long as the following conditions are satisfied: (a) after giving effect to this Consent, no Default or Event of Default exists at the time of the consummation of the transactions contemplated by the Stock Purchase Agreements or would be caused thereby, (b) the proceeds received by CellStar International for the CellStar Asia Stock Sale shall be not less than $12,000,000 ($6,000,000 of which must be in cash), (c) the net cash proceeds received by CellStar International from the CellStar Asia Stock Sale shall be immediately used to prepay the outstanding Advances, (d) after giving effect to the transactions contemplated in the Stock Purchase Agreements, Parent and each if its Subsidiaries shall have no further obligation with respect to the Indebtedness or other obligations of CellStar Asia, CellStar Taiwan and/or their Subsidiaries, whether as a guarantor, surety or otherwise, (e) the CellStar Asia Stock Sale shall be consummated pursuant to the terms and conditions contained in the CellStar Asia Stock Purchase Agreement attached hereto as Exhibit A (with such changes as may be agreed upon by Agent), and (f) the CellStar Taiwan Stock Sale shall be consummated pursuant to the terms and conditions contained in the CellStar Taiwan Stock Purchase Agreement attached hereto as Exhibit B (with such changes as may be agreed upon by Agent).

(b)    The Lenders authorize Agent to release any and all Liens or security interests held by the Agent pursuant to the Loan Agreement against (i) the Stock of CellStar Asia upon the completion of the CellStar Asia Stock Sale and Agent’s receipt of the payment described in Section 1(c) above and (ii) the Stock of CellStar Taiwan upon completion of the CellStar Taiwan Stock Sale. Agent and the Lenders acknowledge that, upon the completion of the Stock Sales and Agent’s receipt of the payment described in Section 1(c) above, neither Agent nor the Lenders shall have a continuing right or interest in the Stock of CellStar Asia or CellStar Taiwan.

(c)    Upon the effectiveness of this Consent pursuant to Section 3 and satisfaction of the conditions set forth in Section 1 hereof, Agent agrees to file such documents as Borrower may reasonably request, at Borrower’s expense, in order to release Agent’s Lien on the Stock of CellStar Asia and CellStar Taiwan.

2

2.    No Other Consents or Waivers. Except as set forth in Section 1 above, the execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the consents and waivers set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Consent shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent’s or any Lenders’ claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

3.    Conditions Precedent to Effectiveness. This Consent shall become effective as of the date hereof when, and only when, the Agent shall have received each of the following:

(a)    fully executed and delivered counterparts of this Consent by the Borrowers, the Required Lenders and the Agent; and

(b)    such other information, documents, instruments or approvals as the Agent or the Agent’s counsel may reasonably require.

4.    Representations and Warranties of Borrowers. Each Borrower represents and warrants to the Agent and the Lenders as follows:

(a)    Each Borrower is a corporation or limited partnership organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction indicated on the signature pages hereto and in all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

(b)    The execution, delivery, and performance by each Borrower of this Consent are within such Borrower’s corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower;

3

(c)    The execution, delivery, and performance by each Borrower of this Consent and the Stock Purchase Agreements (as applicable) do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

(d)    This Consent and all other documents contemplated hereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(e)    Except for the guarantees described in Sections 6(e) and (f) of the CellStar Asia Stock Purchase Agreement, Parent and its Subsidiaries (other than CellStar Asia and its Subsidiaries) have no obligations with respect to the Indebtedness or other obligations of CellStar Asia, CellStar Taiwan and/or their Subsidiaries; and

(f)    No Default or Event of Default is existing.

5.    Counterparts. This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Consent in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

6.    Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Consent and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

7.    Governing Law. This Consent shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith, without reference to the conflict or choice of laws provisions thereof.

8.    Loan Document. This Consent shall be deemed to be a Loan Document for all purposes.

[Signature pages follow]

4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent as of the day and year first written above.

BORROWERS:	CELLSTAR CORPORATION, a Delaware corporation

	By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR, LTD., a Texas limited partnership

By: National Auto Center, Inc., its General Partner

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

NATIONAL AUTO CENTER, INC., a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR FINANCO, INC., a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/SA, a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT, INC., a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/ASIA, a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

AUDIOMEX EXPORT CORP., a Texas corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

NAC HOLDINGS, INC., a Nevada corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: President

CELLSTAR GLOBAL SATELLITE SERVICES, LTD., a Texas limited partnership

By: National Auto Center, Inc., its General Partner

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT LTD., a Texas limited partnership

By: CellStar Fulfillment, Inc., its General Partner

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Sr. VP and General Counsel

AGENT AND LENDERS:	WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

	By:	/s/ Robert Bernier
Name: Robert Bernier Title: VP

FLEET CAPITAL CORPORATION, as a Lender

By:	/s/ H Michael Wills
Name: H Michael Wills Title: Senior Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender

By:	/s/ Byron J. Turner III
Name: Byron J. Turner III Title: Vice President

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:
Name: Title: